Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

The Partners
Regency Energy Partners LP:

We consent to the use of our reports dated (i) May 9, 2008, with respect to the consolidated balance sheet of Regency Energy Partners LP as of December 31, 2007, and the related consolidated statements of operations, partners’ capital, and cash flows for the year then ended, incorporated herein by reference, (ii) February 29, 2008, with respect to the effectiveness of internal control over financial reporting of Regency Energy Partners LP as of December 31, 2007, incorporated herein by reference, (iii)  May 9, 2008, with respect to the consolidated balance sheet of Regency GP LP, incorporated herein by reference, (iv) July 2, 2008, with respect to the balance sheets of CDM Resource Management Compression Business as of December 31, 2007 and 2006, and the related statements of operations, partners’ equity, and cash flows for the years then ended, incorporated herein by reference; and to the reference to our firm under the heading “Experts” in the prospectus supplements dated July 29, 2008 related to the registration statement  No. 333-141809.

                                                                           /s/KPMG LLP
Dallas, Texas
July 29, 2008